Exhibit 4.4

AMENDMENT AGREEMENT AND WAIVER

This AMENDMENT AGREEMENT AND WAIVER (the “Amendment”), dated as of September 19, 2017, is made by and between Ener-Core, Inc., a Delaware corporation, with headquarters located at 8965 Research Drive, Suite 100, Irvine, California 92618 (the “Company”), and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the November 2016 SPA (as defined below), as applicable.

RECITALS

A.       Reference is made to that certain Securities Purchase Agreement dated as of November 23, 2016, by and among the Company, the Holder and the other investors listed on the signature pages attached thereto and party to a joinder agreement thereto (the “November 2016 SPA”); the Senior Secured Notes issued to the Holder pursuant thereto (as amended from time to time prior to the date hereof, the “November 2016 Notes”); and that certain Registration Rights Agreement dated as of November 23, 2016, by and among the Company and the investors listed on the Schedule of Buyers thereto and party to a joinder agreement with respect thereto (the “November 2016 RRA”);

B.       The Company intends to issue additional convertible senior secured promissory notes (the “September 2017 Notes”) and related warrants to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock (the “September 2017 Warrants”) in order to support its working capital needs;

C.       The Company and the Holder desire to amend the November 2016 SPA and each of the 2016 Notes as set forth herein and waive the application of certain provisions in the November 2016 SPA, November 2016 Notes and November 2016 RRA in connection with the issuance of such September 2017 Notes; and

D.       In compliance with Section 15 of the November 2016 Notes and the November 2016 SPA, and Section 10 of the November 2016 RRA, this Amendment shall only be effective upon the execution and delivery of this Amendment and agreements in form and substance identical to this Amendment (other than with respect to the identity of the Holder and any provision regarding the reimbursement of legal fees) (together with this Amendment, the “Amendments”) by other holders of the November 2016 Notes representing at least the Required Holders (as defined in each of the November 2016 Notes) (such time, the “Effective Time”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

SECURITIES PURCHASE AGREEMENT

1.       Waiver of Effect of Issuance of September 2017 Notes on November 2016 SPA. Each Required Holder hereby consents to the waiver of, and hereby irrevocably waives, the effect of the issuance of the September 2017 Notes and the September 2017 Warrants pursuant to that certain Securities Purchase Agreement, dated as of September 19, 2017, by and among the Company and the investors listed on the signature pages thereto (the “September 2017 SPA”), on any representation, warranty or covenant in the November 2016 SPA, including but not limited to Sections 4(k) and 4(r) thereof.

ARTICLE II

NOTES

1.       Waiver of Effect of Issuance of September 2017 Notes on September 2017 Notes. Each Required Holder hereby consents to the waiver of, and hereby irrevocably waives, the effect of the issuance of the September 2017 Notes pursuant to the September 2017 SPA on any representation, warranty or covenant in the November 2016 Notes, including but not limited to Sections 4(a) and 14(d) thereof.

2.       Amendment of Definition of “Permitted Indebtedness”. Section 30(aa) of the November 2016 Notes is hereby amended and restated as follows:

“(aa) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of twelve percent (12.0%) per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, (v) deemed Indebtedness arising from one or more operating leases, including, without limitation, the leases for one or more test turbines from Dresser-Rand, but only if such lease, if secured, is secured solely by such test turbine, (vi) Indebtedness incurred pursuant to the Backstop Agreement, (vii) Indebtedness by the notes issued pursuant to the Securities Purchase Agreement dated as of September 1, 2016 by and among the Company and the investors thereto, as subsequently amended, restated or modified thereafter), (viii) the Additional Notes issued prior to or on the Initial Closing Date, provided that the Indebtedness evidenced by the Additional Notes is not increased, refinanced, amended, changed or modified on or after the date of issuance thereof, (ix) the guarantees pursuant to the Guaranty Agreements and (x) those certain senior secured convertible notes issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of September 19, 2017 by and among the Company and the investors listed on the signature pages attached thereto, as subsequently amended, restated or modified thereafter.”

ARTICLE III

REGISTRATION RIGHTS AGREEMENT

1.       Waiver of Registration Obligation. Each Required Holder hereby acknowledges completion of the registration of the Registrable Securities pursuant to that certain registration statement on Form S-1 declared effective January 23, 2017 (File No. 333-215562) (the “Registration Statement”) and that the Company has maintained “current public information” enabling the Investors to sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 under the 1933 Act. Each Required Holder hereby consents to the waiver of, and hereby irrevocably waives, the Company’s obligations pursuant to Sections 2(g) and 3 of the November 2016 RRA with respect to the Registrable Securities.

2

article iV
MISCELLANEOUS

1.       Effect of this Amendment. This Amendment shall form a part of the November 2016 Notes for all purposes, and each holder of November 2016 Notes shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of Amendments substantially identical to this Amendment by the Company and “Holders” holding at least a majority of the aggregate principal amount of the November 2016 Notes outstanding, including the Lead Investor, as well as the Collateral Agent, that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the November 2016 Notes shall be deemed to be a reference to the November 2016 Notes, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the November 2016 Notes shall continue in full force and effect.

2.       Entire Agreement. This Amendment, together with the November 2016 SPA, November 2016 Notes and November 2016 RRA, as amended to date, contains the entire agreement of the parties with respect to the matters contemplated hereby and thereby, and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

3.       Governing Law. This Amendment shall be governed by the internal law of the State of New York.

4.       Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name:
Title:

Signature Page to Amendment Agreement and Waiver—September 2017

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

HOLDER:

[______]

By:
Name:
Title:

Signature Page to Amendment Agreement and Waiver—September 2017